CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation of our report dated February 21, 2000, on the financial statements of Lexon, Inc. (the "Company") at December 31, 1999, for the period from inception (December 16, 1997) to December 31, 1999 and for the years ended December 31, 1999 and 1998, included in the Company's Registration Statement on Form 10-KSB for the year ended December 31, 1999, into the Company's Registration Statements on Form S-8 (File numbers 333-30828 and 333-31386).


TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
April 13, 2000